SUBSTITUTE POWER OF ATTORNEY
Under the terms of a power of attorney, dated June 21, 2017 (the "Power of Attorney") the undersigned, Martin R. Baker and Adrian J. Downes, were appointed attorney(s)-in-fact for Wanda F. Felton (the "Section 16
Reporting Person"), signing singly, to:
(1) execute for and on behalf of the Section 16 Reporting Person, in such person's capacity as an officer, director and/or 10% shareholder of The Greenbrier Companies, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the Section 16 Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Section 16 Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Section 16 Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

In accordance with the authority granted under the Power of Attorney, including the power of substitution, the undersigned hereby appoint Kim Moore as a substitute attorney-in-fact for Feng C. Grove, on behalf of the Section 16 Reporting Person, with the power to act without any other and with full power of substitution, to exercise and execute all of the powers granted or conferred in the original Power of Attorney Feng C. Grove. For avoidance of doubt, the powers originally conveyed to Feng C. Grove pursuant to the Power of Attorney are hereby revoked.

Date: September 9, 2019


By: /s/ Martin R. Baker
      Martin R. Baker, Attorney-in-Fact

By: /s/ Adrian J. Downes
      Adrian J. Downes, Attorney-in-Fact